                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                February 28, 1997
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                 Date of Report (Date of earliest event reported)


                          Susquehanna Bancshares, Inc.
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             (Exact name of registrant as specified in its charter)


  Pennsylvania                       0-10674                    23-2201716
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  (State of other jurisdiction       (Commission                (IRS Employer
  of incorporation or organization)  File Number)               ID No.)


           26 North Cedar Street
           Lititz, Pennsylvania                        17543
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           (Address of principal executive offices)    (Zip Code)


                                 (717) 626-4721
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              (registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 5.  Other Events.

                  On February 28, 1997, Susquehanna Bancshares, Inc. (herein referred to as "SBI" or the "Registrant"), a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), consummated the transactions contemplated in the:
(i) Agreement and Plan of Affiliation with Susquehanna Bancshares East, Inc. ("SBI East"), a New Jersey corporation and a wholly-owned subsidiary of SBI, Atcorp, Inc. ("Atcorp"), a New Jersey corporation registered as a bank holding company under the BHC Act, and Equity National Bank ("ENB"), a national banking association and a wholly-owned subsidiary of Atcorp (the "Atcorp Merger Agreement"); and (ii) Agreement and Plan of Affiliation with Susquehanna Bancshares East II, Inc. ("SBI East II"), Farmers Banc Corp. ("FBC"), a New Jersey corporation registered as a bank holding company under the BHC Act, and Farmers National Bank ("FNB"), a national banking association and a wholly-owned subsidiary of FBC (the "Farmers Merger Agreement") (the Atcorp Merger Agreement and the Farmers Merger Agreement are hereinafter collectively referred to as the "Merger Agreements"). Copies of the Atcorp Merger Agreement and the Farmers Merger Agreement were attached to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 1996. A copy of the Press Release announcing the consummation of the transactions contemplated in the Merger Agreements is filed as an exhibit to this Current Report on Form 8-K.


                  1.       The Atcorp Merger Agreement. The following is a
                           ---------------------------
summary of the transactions consummated pursuant to the Atcorp Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Atcorp Merger Agreement which is incorporated herein by reference.

                  General.

                  Pursuant to the Atcorp Merger Agreement, SBI East merged with and into Atcorp, with Atcorp as the surviving entity (sometimes referred to as the "Surviving Corporation"), as a result of which Atcorp became a direct wholly-owned subsidiary of SBI, and ENB became a second-tier subsidiary of SBI. The name of the Surviving Corporation is "Susquehanna Bancshares East, Inc."

                  As consideration for all of the outstanding capital stock of Atcorp, SBI exchanged the outstanding Atcorp Common Stock, par value $5.00 per share (the "Atcorp Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate ("Exchange Ratio") provided in the Atcorp Merger Agreement.

                  At the effective time of the Atcorp Merger 12:01 a.m. on March 3, 1997 (the "Atcorp Effective Time"), each share of Atcorp Common Stock issued and outstanding, 771,750 shares, was converted into the right to receive 771,750 shares of SBI Common Stock as determined in conformity with the Exchange Ratio set forth below:

                  (i) Since the Average Price Per Share of SBI Common Stock Before Closing was between $25.00 and $31.00, 771,750 shares of SBI Common Stock (the "Atcorp Merger Consideration") were exchanged for all of the outstanding Atcorp Common Stock. The Average Price Per Share of SBI Common Stock Before Closing was determined by adding the price at which SBI Common Stock was reported to have closed by The Nasdaq Stock Market over the period of ten business days ending on the second business day preceding the date set for the Atcorp Closing, and dividing such total by ten.

                  (ii) In the event the Average Price Per Share of SBI Common Stock Before Closing had been less than $25.00 per share (subject to adjustment pursuant to the Atcorp Merger Agreement), Atcorp could have terminated the Atcorp Merger Agreement upon written notice within two days of such determination.

                  (iii) If the Average Closing Price Per Share of SBI Common Stock Before Closing was greater than $31.00 per share (subject to adjustment pursuant to the Atcorp Merger Agreement), SBI could

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                  have terminated the Atcorp Merger Agreement upon written
                  notice within two days of such determination.

                  (iv) In the event the transactions described in the Atcorp Merger Agreement were not consummated by March 31, 1997, then either party could have terminated the Atcorp Merger Agreement unless the failure to so consummate by such time was due to the breach of any representation, warranty or covenant contained in the Atcorp Merger Agreement by the party seeking to terminate; provided, however, that such date could have been extended by the written agreement of the parties. If such date were extended beyond the record date set for SBI's second quarterly dividend for 1997 and if the Atcorp Effective Time had not occurred prior to or on such record date, then Atcorp would have received an additional 5,000 shares of SBI Common Stock as Atcorp Merger Consideration.

                  As of the Atcorp Effective Time, each share of Atcorp Common Stock held by SBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and all shares of Atcorp Common Stock owned by Atcorp as treasury stock were cancelled.

                  The Atcorp Merger Agreement provided that Atcorp would not declare, pay or set aside any dividend or other distribution in respect of its capital stock.

                  The shares of common stock of SBI East and ENB issued and outstanding immediately prior to the Atcorp Effective Time remained outstanding and unchanged after the merger, and now constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation and ENB, respectively. Presently, all of the capital stock of ENB is owned by the Surviving Corporation and all of the shares of the Surviving Corporation are owned by SBI.

                  At the Atcorp Effective Time, all issued and outstanding options, warrants or rights to acquire Atcorp Common Stock or any capital stock of ENB were cancelled and no compensation was payable in respect of any such rights which remained unexercised at the Atcorp Effective Time.

                  If prior to the Atcorp Effective Time, the outstanding shares of SBI Common Stock had been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment would have been made to the Exchange Ratio.

                  Within five business days after the Atcorp Effective Time, SBI caused to be sent to each person who immediately prior to the Atcorp Effective Time was a holder of record of Atcorp Common Stock transmittal materials and instructions for surrendering certificates for Atcorp Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person is entitled pursuant to the Exchange Ratio.

                  No certificates for fractional shares of SBI Common Stock will be issued; rather, SBI will furnish to any holder of Atcorp Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the Exchange Ratio.

                  2.       The Farmers Merger Agreement. The following is a
                           ----------------------------
summary of the transactions consummated pursuant to the terms and conditions of the Farmers Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Farmers Merger Agreement which is incorporated herein by reference.

                  General.

                  Pursuant to the Farmers Merger Agreement, SBI East II merged with and into FBC (the "FBC Merger"), with FBC as the surviving entity (sometimes referred to as the "Surviving Corporation") as a result of which FBC became a direct wholly-owned subsidiary of SBI, and FNB became a second-tier subsidiary of SBI (the "FNB Bank Acquisition"). The name of the Surviving Corporation is "Susquehanna Bancshares East II, Inc."

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

                  As consideration for all of the outstanding capital stock of FBC, SBI exchanged the outstanding FBC Common Stock, par value $.83 per share (the "FBC Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate ("Exchange Ratio") provided in the Farmers Merger Agreement (the "FBC Merger Consideration").

                  At the effective time of the FBC Merger and FNB Bank Acquisition 12:01 a.m. on March 3, 1997 (the "Farmers Effective Time"), each share of FBC Common Stock issued and outstanding became and was converted into the right to receive 2.281 shares of SBI Common Stock determined in conformity with the Exchange Ratio as set forth below:

                  (i) Since the Average Price Per Share of SBI Common Stock Before Closing was between $25.00 and $31.00, then, pursuant to the terms of the Farmers Merger, FBC Common Stock was exchanged for SBI Common Stock at a ratio of 2.281 shares of SBI Common Stock for each share of FBC Common Stock. The Average Price Per Share of SBI Common Stock Before Closing was determined by adding the price at which SBI Common Stock was reported to have closed by the Nasdaq Stock Market over the period of ten business days ending on the fifth business day preceding the date set for the FBC Closing, and dividing such total by ten.

                  (ii) FBC had the right to terminate the Farmers Merger Agreement if the Average Price Per Share of SBI Common Stock Before Closing was less than $25.00 (subject to adjustment pursuant to the Farmers Merger Agreement).

                  (iii) SBI had the right to terminate the Farmers Merger Agreement if the Average Price Per Share of SBI Common Stock Before Closing was greater than $31.00 (subject to adjustment pursuant to the Farmers Merger Agreement); provided, however, if such price were greater than $31.00 and SBI did exercise its right to terminate the Farmers Merger Agreement, then all of the shares of FBC shall be exchanged for the number of shares as provided in (i) above.

                  As of the Farmers Effective Time, each share of FBC Common Stock held by SBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) were cancelled, and no exchange or payment was made with respect thereto.

                  The shares of Common Stock of SBI East II issued and outstanding immediately prior to the Farmers Effective Time, by virtue of and after the Farmers Merger, were converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Corporation.

                  If prior to the Farmers Effective Time, the outstanding shares of SBI Common Stock had been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment would have been made to the Exchange Ratio.

                  Within five business days after the Farmers Effective Time, SBI caused to be sent to each person who immediately prior to the Farmers Effective Time was a holder of record of FBC Common Stock transmittal materials and instructions for surrendering certificates for FBC Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person was entitled pursuant to the Exchange Ratio.

                  No certificates for fractional shares of SBI Common Stock were to be issued; rather, SBI will furnish to any holder of FBC Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the Exchange Ratio.

Item 7.  Financial Statements and Exhibits.

                  (c)      Exhibits.  Reference is made to the Exhibit Index
                           --------
                  annexed hereto and made a part hereof.

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                                  SIGNATURES
                                  ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SUSQUEHANNA BANCSHARES, INC.




Date:  March 13, 1997                  By: /s/ Robert S. Bolinger
                                          --------------------------------------
                                              Robert S. Bolinger
                                              President and Chief Executive
                                                       Officer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit
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99               Press Release of the Registrant, Dated March 5, 1997, Regarding
                         the Consummation of (1) the Atcorp Merger Agreement, and (2) the Farmers Merger Agreement.



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